Exhibit 32.1

Certification by the Chief Executive Officer

Relating to a Periodic Report Containing Financial Statements

                I, Jeffrey A. Snider, Chief Executive Officer, of PAULA Financial, a Delaware corporation (the “Company”), hereby certify that:

                (1)           The Company’s periodic report on Form 10-KSB for the period ended December 31, 2004 (the “Form 10-K”) fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended; and

                (2)           The financial statements and disclosures contained in the Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

*              *              *

CHIEF EXECUTIVE OFFICER

/s/ Jeffrey A. Snider

Jeffrey A. Snider

Date:  March 31, 2005